UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

September 20, 2019
Date of report (date of earliest event reported)

JAKKS PACIFIC, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-28104 (Commission File Number)	95-4527222 (I.R.S. Employer Identification No.)

2951 28th Street, Santa Monica, California (Address of principal executive offices)	90405 (Zip Code)

(424) 268-9444 (Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $.001 par value	JAKK	NASDAQ Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03.	Amendments to Articles of Incorporation or By-laws; Change in Fiscal Year.

On September 20, 2019, JAKKS Pacific, Inc. (the “Company”) filed a Certificate of Amendment to the Certificate of Designations of the Series A Senior Preferred Stock (the “Certificate of Designations Amendment”) with the Secretary of State of the State of Delaware to amend the definition of “Acceptable Transaction” to provide that a definitive acquisition agreement with respect to such transaction must be entered into and publicly announced by October 15, 2019 (previously September 30, 2019) and such transaction must be consummated by December 31, 2019 (previously within sixty (60) days of such definitive acquisition agreement and public announcement). The foregoing description of the Certificate of Designations Amendment is qualified in its entirety by reference to the full text of the Certificate of Designations Amendment, a copy of which is filed as Exhibit 3.1 to this Form 8-K and is incorporated by reference into this Item 5.03.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit	Description
3.1	Certificate of Amendment to Certificate of Designations of Series A Senior Preferred Stock of JAKKS Pacific, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAKKS PACIFIC, INC.

Dated: September 20, 2019
	By:	/s/ BRENT NOVAK
Brent Novak, CFO